Mail to: Secretary of State
                              Corporations Section
                            1560 Broadway, Suite 200
                                Denver, CO 80202
                                 (303) 894-2251
                               Fax (303) 894-2242



                           ARTICLES OF INCORPORATION

Name:  ADVANCED ENGINE TECHNOLOGIES, INC.
      -------------------------------------------------------------------------

Principal Street Address: 9959 East Peakview Ave., M202, Engelwood, CO 80111
                          -----------------------------------------------------

Cumulative voting shares of stock is authorized.  Yes    No /X/

If duration is less than perpetual enter number of years   --
                                                         -------------

Preemptive rights are granted to shareholders     Yes    No /X/

Stock information: (If additional space is needed, continue on a separate sheet of paper.)

Stock Class: Common Stock    Authorized Shares: 50,000,000     Par Value $.001
             --------------                     --------------           ------

The name of the initial registered agent and the address of the registered office is: (Corporations use last name space)

Last Name: Svalberg        First & Middle Name: Thomas L.
           ---------------                      -------------------------------

Street Address: 7008 East Dartmouth Ave., Denver, CO 80224
                ---------------------------------------------------------------

Signature of Registered Agent  /s/ Thomas L. Svalberg
                              -------------------------------------------------

These articles are to have a delayed effective date of:       --
                                                        -----------------------

Incorporators: Names and addresses: (If more than two, continue on a separate sheet of paper)

Name:                                             Address:

Gerald A. Kaufman          33 Walt Whitman Rd. Huntington Station, NY 11746
-----------------------    ----------------------------------------------------


Incorporation who are natural persons must be 18 years or more. The undersigned, acting as Incorporators(s) of a corporation under the Colorado Business Corporation Act, adopt these Articles of Incorporation

Signature  /s/ Gerald A. Kaufman       Seal: Advanced Engine Technologies, Inc.
           ---------------------             1996
                                             Colorado Seal